EXHIBIT 10.8

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of September __, 2009 (the “Agreement”) is by and among ONE Holdings, Corp., a Florida corporation (“ONE”) and its 100% owned subsidiary, United Green Technology Inc., a Nevada corporation (“UGTI”) (ONE and UGTI are sometimes jointly referred to herein as “Purchaser”), Supreme Discovery Group Limited, a British Virgin Islands company (“BVI”) and all of the Shareholders of BVI, whose names are set forth on Exhibit A attached hereto (“BVI Shareholders” or “Sellers”).

WHEREAS, BVI Shareholders own 100% of the issued and outstanding shares of Common Stock of BVI (the "BVI Shares"); and

WHEREAS, BVI owns 100% of the stock of Fujian United Green Bamboo Technology Company Ltd., a company organized as a wholly foreign-owned enterprise (“WFOE”) under the laws of the Peoples Republic of China (“PRC”); and

WHEREAS, WFOE has entered into a series of contractual arrangements with Jianou LvJian Food Company Ltd., a company organized under the laws of the PRC (“JLF”) pursuant to which WFOE effectively controls the business, operations and ownership of JLF; and

WHEREAS, BVI Shareholders believe it is in their best interest to enter into this Agreement pursuant to which the BVI Shareholders will transfer, sell and assign to UGTI in the aggregate 100% of the issued and outstanding BVI Shares in exchange for:  (i) shares of common stock of ONE, par value $0.01 per share (“ONE Shares”), (ii) an aggregate of 20% of the issued and outstanding shares of common stock of UGTI (“UGTI Shares”) and (iii) cash as set forth in Section 1.1 hereof and, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, ONE and UGTI believe it is in their best interest to enter into this Agreement; and

WHEREAS, it is the intention of the parties that: the transactions contemplated under this Agreement shall qualify as  transactions exempt from the securities registration requirements under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “1933 Act” ).

 NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES FOR COMMON STOCK

Section 1.1  Agreements to Exchange BVI Shares for ONE Shares.  On the Closing Date (as defined in Section 1.3) and upon the terms and subject to the conditions set forth in this Agreement, the BVI Shareholders shall sell, assign, transfer, convey and deliver the BVI Shares (representing 100% of the issued and outstanding shares of common stock of BVI), to UGTI, for a total purchase price consisting of cash, shares of common stock of ONE and shares of common stock of UGTI (representing in the aggregate 20% of the issued and outstanding shares of UGTI common stock) (the “Purchase Price”), which shall be determined as follows:

a.

13,760,000 shares of ONE; and

b.

$557,280 in cash payable 12 months from the Closing Date;

c.

$681,120 in cash payable 24 months from the Closing Date; and

d.

At the Closing, UGTI shall issue to the BVI Shareholders such number of shares of UGTI common stock that represents in the aggregate 20% of the issued and outstanding shares of UGTI common stock as of the Closing; and

Section 1.2  Escrow of ONE Shares.  Each BVI Shareholder hereby agrees that: (i) thirty five percent (35%) of the ONE Shares issued to said BVI Shareholder as set forth in this Article I shall be deposited into an Escrow; and (ii) in the event JLF’s EBITDA for fiscal year 2010 is less than JLF’s EBITDA for fiscal 2009, the number of ONS Shares issuable to the BVI Shareholders under Section 1.1 above shall be reduced (the “Adjustment”) by the number obtained in the following formula:  (i) number of ONE Shares received by the BVI Shareholder according to Section 1.1 less (ii) the product of the 2010 EBITDA multiplied by the number of ONE Shares received by the BVI Shareholder which product is then divided by 2009 EBITDA (the “Adjustment Shares”); and (iii) in the event there are not sufficient number of Adjustment Shares to compensate ONE for such Adjustment, the BVI Shareholders shall deliver to ONE such number of ONE Shares as are needed to achieve the correct number of Adjustment Shares within 5 days following ONE’s written request.

Section 1.3  Lock Up and Leak Out.  Subject to the provisions of Section 1.1 and subject to the respective BVI Shareholder’s compliance with applicable securities laws, after the applicable holding period, the BVI Shareholder shall be entitled to sell the ONE Shares in the public market except as otherwise expressly provided herein and subject to the resale requirements of Rule 144 promulgated under the Securities Act of 1933, as amended, or any other rule or agreement that otherwise restricts the BVI Shareholder from selling the ONE Shares, each BVI Shareholder hereby agrees that it may only sell the ONE Shares subject to the following conditions commencing from the date of this Agreement until 3 years thereafter (the “Lock Up/Leak Out Period”) as follows:

a.

if on any day the BVI Shareholder desires to sell any of the ONE Shares, the BVI Shareholder will not sell more than 10% of the average daily volume of trading in the ONE Shares for the ten (10) consecutive trading days immediately preceding any such trading day;

b.

the BVI Shareholder will only sell the ONE Shares Stock at the "offer" or "ask" price stated by the relevant market maker and the BVI Shareholder agrees that it will not sell ONE Shares at the "bid" price;

c.

the BVI Shareholder agrees that it will not engage in any short selling of the ONE Shares during the Lock-Up/Leak Out Period;

d.

the BVI Shareholder agrees that it will comply with all obligations and requirements under applicable “insider” trading rules; and

e.

Except as set forth in this Section 1.3, each BVI Shareholder agrees that it will not transfer, pledge, or hypothecate the ONE Shares without the prior written consent of ONE Shares.

Section 1.4  Piggy Back Registration.  If, at any time prior to December 31, 2010, ONE proposes to file a registration statement under the Securities Act with respect to an offering by ONE or any other party of ONE Shares (other than a registration statement on Form S-4 or S-8 or any successor form or a registration statement filed solely in connection with an exchange offer, a business combination transaction or an offering of securities solely to the existing stockholders or employees of ONE), then ONE, shall give written notice (each, a "ONE Piggy-Back Notice") of such proposed filing to the BVI Shareholder at least fifteen days before the anticipated filing date of such registration statement, and such ONE Piggy-Back Notice also shall be required to offer to the BVI Shareholders the one-time opportunity to register such aggregate number of shares of ONE Shares as the BVI Shareholders may request, subject to the terms hereof.  The BVI Shareholders shall have the one time right, exercisable for the five days immediately following the giving of the ONE Piggy-Back Notice, to request, by written notice (each, a "ONE Notice") to ONE, the inclusion of all or any portion of the shares of ONE Shares owned by the BVI Shareholders in such registration statement.  ONE shall use reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the inclusion of the BVI Shareholders’ ONE shares which were the subject of the ONE Notice in such underwritten offering on the same terms and conditions as any similar securities of ONE included therein.  Notwithstanding anything to the contrary contained in this Section 1.4, if the managing underwriter(s) of such underwritten offering or any proposed underwritten offering delivers a written opinion to the BVI Shareholders that the total amount and kind of securities which they, ONE and any other person intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the account of the BVI Shareholders and persons other than ONE shall be eliminated or reduced pro rata (based on the amount of securities owned by the BVI Shareholders and other persons which carry registration rights) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) in its written opinion.

a.

Piggy-Back Registration; Expenses.  The obligations of ONE under this Section 1.4 shall be one time only.  Subject to the provisions of Section 1.4 hereof, ONE will pay all Registration Expenses in connection with any registration of the shares of ONE Shares owned by the BVI Shareholders pursuant to this Section 1.4), but ONE shall not be responsible for the payment of any underwriter's discount, commission or selling concession in connection therewith.

b.

Withdrawal or Suspension of Registration Statement.  Notwithstanding anything contained to the contrary in this Section 1.4, ONE shall have the absolute right, whether before or after the giving of a ONE Piggy-Back Notice or a ONE Notice, to determine not to file a registration statement in which the BVI shareholders shall have the right to include their ONE shares pursuant to this Section 1.4, to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement.

c.

Obligations of The BVI Shareholder.  In connection with any registration of ONE Shares owned by the BVI Shareholders, pursuant to this Section 1.1, ONE may require the BVI Shareholders to provide ONE such information regarding the distribution of such ONS Shares as the Company may from time to time reasonably request in writing.

Section 1.5  Legends.  The BVI Shareholders and ONE each agrees and understands that until such time as the resale of such ONS Shares received by them under Section 1.1

(subject to adjustment under this Agreement) have been registered under the 1933 Act, the certificates representing the said ONS Shares shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (a) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (b) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Section 1.6  Capitalization.  On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, ONE shall have authorized 750,000,000 shares of Common Stock, par value $0.01 per share, of which 101,625,000 shares shall be issued and outstanding, all of which are duly authorized, validly issued and fully paid.

Section 1.7  Closing.  The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Arnstein & Lehr, LLP, on a date to be mutually agreed upon by the Parties, which shall be no later than September 30, 2009 (the “Closing Date”).  In addition to the conditions set forth in Articles V and VI, not later than 5 days prior to the Closing Date the parties shall take the following actions:

a.

the BVI Shareholders shall deliver to Arnstein & Lehr, LLP as escrow agent (“Escrow Agent”) under this Agreement the following:

i.

not later than the Closing Date the certificate(s) evidencing the BVI Shares duly endorsed in blank for transfer or accompanied by appropriate stock powers executed in blank;

ii.

not later than 15 days after the Closing Date, a certified copy of the Articles of Incorporation, by-laws and certificate of good standing of BVI, WFOE and JLF;

iii.

not later than the Closing Date, a copy of the consent resolution of the BVI’s board of directors approving this Agreement

iv.

not later than 15 days after the Closing Date, evidence that BVI is owner of 100% of WFOE; and

v.

not later than the Closing Date, copies of all agreements as executed between WFOE and JLF; and

vi.

not later than 15 days after the Closing Date, a legal opinion acceptable to ONE that said agreements provide irrevocable economic control to WFOE over JLF assets and operations.

b.

ONE shall deliver to the Escrow Agent the following:

i.

not later than the Closing Date such number of ONE Shares as shall be issuable hereunder to each respective BVI Shareholder as set forth in Schedule A attached hereto and made a part hereof;

ii.

not later than 15 days after the Closing Date, a certified copy of the Articles of Incorporation, by-laws and certificate of good standing of ONE; and

iii.

not later than the Closing Date, a copy of the consent resolution of the ONE’s board of directors approving this Agreement

c.

UGTI shall deliver to the Escrow Agent the following:

i.

not later than 15 days after the Closing Date, such number of UGTI Shares as shall be issuable hereunder to each respective BVI Shareholder as set forth in Schedule A attached hereto and made a part hereof;

ii.

not later than 15 days after the Closing Date, a certified copy of the Articles of Incorporation, by-laws and certificate of good standing of UGTI.

iii.

not later than the Closing Date, a copy of the consent resolution of the UGTI’s board of directors approving this Agreement

d.

At the Closing, each of the Parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, agreements, resolutions, schedules, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the other Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated by this Agreement.  If agreed to by the Parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by e-fax, fax, email and/or express courier.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF ONE AND UGTI

ONE and UGTI hereby represent, warrant and agree as follows:

Section 2.1  Corporate Organization.

a.

ONE is a corporation duly organized, validly existing and in good standing under the laws of Florida, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by ONE or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of ONE (a “ONE Material Adverse Effect”).  UGTI is a corporation with no prior business activities.  UGTI is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by UGTI or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of UGTI (a "UGTI Material Adverse Effect");

b.

Copies of the Articles of Incorporation and By-laws of each of ONE and UGTI, with all amendments thereto to the date hereof, have been furnished to BVI and the BVI Shareholders, and such copies are accurate and complete as of the date hereof. The minute books of ONE and UGTI are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of ONE and UGTI from their respective dates of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of ONE and UGTI, respectively.

Section 2.2  Capitalization of ONE and UGTI.  The authorized capital stock of ONE consists of (a) 750,000,000 shares of Common Stock, par value $0.01 per share, of which 101,625,000 shares are issued and outstanding, all of which are duly authorized, validly issued and fully paid. The parties agree that they have been informed of the issuances of these ONE Shares, and that all such issuances of ONE Shares pursuant to this Agreement will be in accordance with the provisions of this Agreement. All of the ONE Shares to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof and in each instance, have been issued in accordance with the registration requirements of applicable securities laws. As of the date of this Agreement there are and as of the Closing Date, there will be, no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of UGTI.

Section 2.3  Subsidiaries and Equity Investments.  UGTI is a 100% owned subsidiary of ONE.  UGTI has no subsidiaries or equity interest in any corporation, partnership or joint venture.

Section 2.4  Authorization and Validity of Agreements.  ONE and UGTI have all corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by BVI and the BVI Shareholders and the performance of their obligations herein, will constitute, a legal, valid and binding obligation of UGTI. The execution and delivery of this Agreement by ONE and UGTI and the consummation by ONE and UGTI of the transactions contemplated hereby have been duly authorized by all necessary corporate action of ONE and UGTI, and no other corporate proceedings on the part of ONE or UGTI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.5  No Conflict or Violation.  The execution, delivery and performance of this Agreement by ONE and UGTI does not and will not violate or conflict with any provision of their respective Articles of Incorporation or By-laws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which ONE or UGTI is a party or by which either of them is bound or to which any of their respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of ONE or UGTI, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which ONE or UGTI is bound.

Section 2.6  Consents and Approvals.  No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by ONE or UGTI or the performance by ONE or UGTI of their respective obligations hereunder.

Section 2.7  Absence of Certain Changes or Events . Since their respective inception:

a.

ONE and UGTI has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or condition, financial or otherwise of ONE or UGTI. As of the date of this Agreement, neither ONE nor UGTI knows or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of ONE or UGTI;

b.

there has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of ONE or UGTI or any redemption, purchase or other acquisition of any capital stock of ONE or UGTI or any other of ONE’s or UGTI’s securities; and

c.

there has not been an increase in the compensation payable or to become payable to any director or officer of ONE or UGTI.

Section 2.8  Disclosure.  This Agreement and any certificates attached hereto or delivered in accordance with the terms hereby by or on behalf of ONE or UGTI in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.9  Litigation.  There is no action, suit, proceeding or investigation pending or threatened against ONE or UGTI or any subsidiary that may affect the validity of this Agreement or the right of ONE or UGTI to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 2.10  Securities Laws.  ONE and UGTI have complied in all respects with applicable federal and state securities laws, rules and regulations, including the 1933 Act, the Sarbanes-Oxley Act of 2002, as such laws, rules and regulations that apply to ONE and UGTI and its securities; and (b) all shares of capital stock of ONE have been issued in accordance with applicable federal and state securities laws, rules and regulations. There are no stop orders in effect with respect to any of ONE’s securities.

Section 2.11  Tax Returns, Payments and Elections.  ONE and UGTI have timely filed all tax returns, statements, reports, declarations and other forms and documents and has, to date, paid all taxes due.

Section 2.12  Survival.  Each of the representations and warranties set forth in this Article II shall be deemed represented and made by ONE and UGTI at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

Section 2.13  Brokers’ Fees.  Neither One nor UGTI has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BVI AND BVI SHAREHOLDERS

BVI and each of the BVI Shareholders, jointly and severally, represent, warrant and agree as follows:

Section 3.1  Corporate Organization.

a.

BVI is a corporation with no prior business activities. It is duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by BVI or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of BVI (a "BVI Material Adverse Effect"). As of the date of this Agreement, BVI owns all of the issued and outstanding equity or voting interests in Fujian United Green Bamboo Technology Company Ltd. (“WFOE”). WFOE is duly organized, validly existing and in good standing under the laws of the Peoples’ Republic of China (“PRC”) and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by WFOE or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of WFOE (a "WFOE Material Adverse Effect").

b.

Copies of the Certificate of Incorporation and By-laws of BVI and WFOE, with all amendments thereto to the date hereof, have been furnished to ONE and UGTI, and such copies are accurate and complete as of the date hereof. The minute books of BVI are current as required by law, contain the minutes of all meetings of the Board of Directors and BVI Shareholders of BVI, and committees of the Board of Directors of BVI from the date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors, BVI Shareholders and committees of the Board of Directors of BVI.

Section 3.2  Capitalization of BVI; Title to the BVI Shares.  On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, BVI shall have authorized 50,000 BVI Shares, of which 50,000 BVI Shares will be issued and outstanding. The BVI Shares are the sole outstanding shares of capital stock of BVI, and there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or other equity or voting interest or any unissued or treasury shares of capital stock of BVI. As of the date hereof and on the Closing Date, (i) each Shareholder owns and will own the BVI Shares free and clear of any liens, claims or encumbrances and has and will have the right to transfer the BVI Shares without consent of any other person or entity, (ii) BVI owns all of the shares of WFOE, and (iii) the contractual arrangements between WFOE and JLF shall be in full force and effect.

Section 3.3  WFOE; Subsidiaries and Equity Investments; Assets.  As of the date hereof and on the Closing Date, BVI owns and will own all of the equity or voting interests in WFOE.  BVI does not and will not directly or indirectly, own any other shares of capital stock or any other equity interest in any entity or any right to acquire any shares or other equity interest in any entity and BVI does not and will not have any assets or liabilities. As of the date hereof and on Closing Date, WFOE does not and will not directly or indirectly, own any shares of capital stock or any other equity interest in any entity or any right to acquire any shares or other equity interest in any entity. As of the date hereof and on the Closing Date, there are and will be no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or other equity or voting interest in WFOE.

Section 3.4  Authorization and Validity of Agreements.  BVI has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by BVI and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of BVI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The BVI Shareholders have approved this Agreement on behalf of BVI and no other stockholder approvals are required to consummate the transactions contemplated hereby. Each Shareholder who is a natural person is over the age of 21, is competent to execute this Agreement, and has the power to execute and perform this Agreement. The execution and delivery of this Agreement by each Shareholder which is not a natural person (“Entity Shareholder”) and the consummation of the transactions contemplated hereby by each Entity Shareholder have been duly authorized by all necessary action by the Entity Shareholder and no other proceedings on the part of BVI or any Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5  No Conflict or Violation.  The execution, delivery and performance of this Agreement by BVI or any BVI Shareholder does not and will not violate or conflict with any provision of the constituent documents of BVI, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which BVI or any BVI Shareholder is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of BVI or any BVI Shareholder, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which BVI or any BVI Shareholder is bound.

Section 3.6  Investment Representations.

a.

The ONE Shares and the UGTI Shares will be acquired hereunder solely for the account of the BVI Shareholders, for investment, and not with a view to the resale or distribution thereof. Each BVI Shareholder understands and is able to bear any economic risks associated with such BVI Shareholder’s investment in the ONE Shares and the UGTI Shares. Each BVI Shareholder has had full access to all the information such BVI Shareholder considers necessary or appropriate to make an informed investment decision with respect to the ONE Shares and the UGTI Shares to be acquired under this Agreement. Each BVI Shareholder further has had an opportunity to ask questions and receive answers from ONE and UGTI’s directors regarding ONE and UGTI and to obtain additional information (to the extent ONE or UGTI’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such BVI Shareholder or to which such BVI Shareholder had access. Each BVI Shareholder is at the time of the offer and execution of this Agreement, domiciled and resident outside the United States (a “PRC Shareholder”) and is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act).

b.

No PRC Shareholder, nor any affiliate of any PRC Shareholder, nor any person acting on behalf of any PRC Shareholder or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the ONE Shares, including, but not limited to, effecting any sale or short sale of securities through any PRC Shareholder or any of affiliate of any PRC Shareholder prior to the expiration of any restricted period contained in Regulation S promulgated under the 1933 Act (any such activity being defined herein as a “Directed Selling Effort”). To the best knowledge of each of the PRC Shareholders, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the 1933 Act, and the ONE Shares are being acquired for investment purposes by the PRC Shareholders. Each PRC Shareholder agrees that all offers and sales of ONE Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the 1933 Act. Neither any PRC Shareholder nor the representatives of any PRC Shareholder have conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and no PRC Shareholder nor any representative of any PRC Shareholder will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

Section 3.7  Brokers’ Fees.  No BVI Shareholder has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.8  Disclosure.  This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of BVI or the BVI Shareholders in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.9  Survival.  Each of the representations and warranties set forth in this Article III shall be deemed represented and made by BVI and the BVI Shareholders at the Closing as if made at such time and shall survive the Closing for a period terminating on the second anniversary of the date of this Agreement.

Section 3.10  Financial Statements.

a.

At Closing of this Agreement, BVI or the BVI Shareholders shall provide to One true and correct copies of JLF’s balance sheet as of December 31, 2008 (audited) and interim balance sheet as of June 30, 2009 (unaudited), and JLF’s income statement and statement of stockholder's equity for the year ended December 31, 2008 (audited) and interim income statement and statement of stockholder's equity as of June 30, 2009 (unaudited) (collectively the “JLF Financial Statements").  The JLF Financial Statements (including any related notes) shall: (i) be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments),  (ii) fairly present in all material respects the consolidated financial position of JLF as of the respective dates thereof and the results of operations and cash flows of JLF for the periods covered thereby (iii) be PCAOB compliant and have been completed with a PCAOB auditor.

b.

Except for those liabilities that are reflected or reserved on the JLF Financial Statements (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2009, JLF has not incurred any liability of any nature whatsoever (whether absolute, accrued or contingent and whether due or to become due) that has had or is reasonably likely to have, either individually or in the aggregate, a material adverse effect on the business, operations, financial condition, or prospects of JLF.

c.

Except for the Liabilities set forth in the JLF Financial Statements, JLF has and will have no indebtedness or liabilities or other obligations of any nature whatsoever (whether direct or indirect, asserted or unasserted, known or unknown, accrued, absolute, contingent, or otherwise).

ARTICLE IV

COVENANTS

Section 4.1  Certain Changes and Conduct of Business - ONE and UGTI.  From and after the date of this Agreement and until the Closing Date, ONE and UGTI shall conduct their respective business solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of ONE and UGTI.  Additionally, UGTI will not, without the prior written consent of BVI, except as required or permitted pursuant to the terms hereof (the following covenants are being made only by UGTI and not by ONE);

a.

Make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

b.

Make any change in its Articles of Incorporation or By-laws; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

c.

Incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or issue any securities convertible or exchangeable for debt or equity securities of UGTI;

d.

Make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

e.

Subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have an UGTI Material Adverse Effect;

f.

Acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

g.

Enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

h.

Make or commit to make any material capital expenditures;

i.

Pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

j.

Guarantee any indebtedness for borrowed money or any other obligation of any other person;

k.

Fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

l.

Take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

m.

Make any material loan, advance or capital contribution to or investment in any person;

n.

Make any material change in any method of accounting or accounting principle, method, estimate or practice;

o.

Settle, release or forgive any claim or litigation or waive any right;

p.

Commit itself to do any of the foregoing.

Section 4.2  Certain Changes and Conduct of Business – BVI, WFOE and Jianou LvJian Food Company Ltd. (“JLF”).  From and after the date of this Agreement and until the Closing Date, BVI and the BVI Shareholders will and BVI will cause WFOE and WFOE will cause JLF to conduct their respective businesses solely in the ordinary course consistent with past practices and, in a manner consistent with all representations, warranties or covenants of BVI, WFOE and JLF and the BVI Shareholders.  Additionally, from and after the date of this Agreement and until the Closing Date, BVI and the BVI Shareholders will cause WFOE and will cause to cause JLF to:

a.

Continue to maintain, in all material respects, its properties in accordance with present practices in a condition suitable for its current use;

b.

File, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it, unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

c.

Continue to conduct its business in the ordinary course consistent with past practices;

d.

Keep its books of account, records and files in the ordinary course and in accordance with existing practices; and continue to maintain existing business relationships with suppliers;

e.

From and after the date of this Agreement, BVI will not and will ensure that WFOE does not and will ensure that WFOE shall ensure that JLF does not:

i.

make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.

make any change in its Business License, Bylaws or other governing documents; issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.

incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or issue any securities convertible or exchangeable for debt or equity securities of BVI or WFOE or JLF;

iv.

make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.

subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have an BVI Material Adverse Effect;

vi.

acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

vii.

enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing)

employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.

make or commit to make any material capital expenditures;

ix.

pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.

guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.

fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.

take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material aspect;

xiii.

make any material loan, advance or capital contribution to or investment in any person;

xiv.

settle, release or forgive any claim or litigation or waive any right;

xv.

commit itself to do any of the foregoing.

Section 4.3  Access to Properties and Records.  BVI shall afford UGTI’s accountants, counsel and authorized representatives, and UGTI shall afford to BVI's accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such parties’ properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 4.3 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 4.4  Negotiations.  From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director's fiduciary duties) nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any person, firm, or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware of.

Section 4.5  Consents and Approvals.  The parties shall:

a.

use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

b.

diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.6  Public Announcement.  Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 4.7  Stock Issuance.  From and after the date of this Agreement until the Closing Date, none of UGTI, BVI, WFOE nor JLF shall issue any additional shares of its capital stock.

Section 4.8  Notwithstanding anything to the contrary contained herein, it is herewith understood and agreed that both BVI and UGTI may enter into and conclude agreements and/or financing transactions as same relate to and/or are contemplated by any separate written agreements either: (a) annexed hereto as exhibits; or (b) entered into by UGTI with BVI executed by both parties subsequent to the date hereof. These Agreements shall become, immediately upon execution, part of this Agreement and subject to all warranties, representations and conditions contained herein.

Section 4.9  The Purchaser shall use its reasonable best efforts to cause UGTI to become a publicly traded company within 12 months for the Closing.

ARTICLE V

CONDITIONS TO OBLIGATIONS OF BVI AND BVI SHAREHOLDERS

The obligations of BVI and the BVI Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by both BVI and the BVI Shareholders in their sole discretion:

Section 5.1  Representations and Warranties of ONE and UGTI.  All representations and warranties made by ONE and UGTI in this Agreement shall be true and correct on and as of the Closing Date as if again made by ONE and UGTI as of such date.

Section 5.2  Agreements and Covenants.  ONE and UGTI shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3  Consents and Approvals.  Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4  No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of UGTI shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 5.5  Other Closing Documents.  BVI shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of ONE and UGTI or in furtherance of the transactions contemplated by this Agreement as BVI or its counsel may reasonably request.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF ONE AND UGTI

The obligations of ONE and UGTI to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by ONE or UGTI in its sole discretion:

Section 6.1  Representations and Warranties of BVI and BVI Shareholders.  All representations and warranties made by BVI and BVI Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by BVI on and as of such date.

Section 6.2  Agreements and Covenants.  BVI and BVI Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.3  Consents and Approvals.  All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4  No Violation of Orders.  No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, which declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of BVI or WFOE, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5  Other Closing Documents.  UGTI shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of BVI or in furtherance of the transactions contemplated by this Agreement as UGTI or its counsel may reasonably request.

Section 6.6  Employment Agreements with Key Executives of JLF.  JLF shall have entered into employment agreements satisfactory to ONE with such of JLF’s key executive employees as shall be identified by ONE.

ARTICLE VII

TERMINATION AND ABANDONMENT

Section 7.1  Methods of Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

a.

By the mutual written consent of BVI Shareholders, BVI, ONE and UGTI;

b.

By ONE and UGTI, upon a material breach of any representation, warranty, covenant or agreement on the part of BVI or the BVI Shareholders set forth in this Agreement, or if any representation or warranty of BVI or the BVI Shareholders shall become untrue, in either case such that any of the conditions set forth in Article VI hereof would not be satisfied (a "BVI Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach;

c.

By BVI, upon a material breach of any representation, warranty, covenant or agreement on the part of ONE or UGTI set forth in this Agreement, or, if any representation or warranty of ONE or UGTI shall become untrue, in either case such that any of the conditions set forth in Article V hereof would not be satisfied (a "ONE/UGTI Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a written notice from the non-breaching party setting forth in detail the nature of such breach;

d.

By either ONE/UGTI or BVI, if the Closing shall not have consummated before ninety (90) days after the date hereof; provided, however, that this Agreement may be extended by written notice of either BVI or ONE/UGTI, if the Closing shall not have been consummated as a result of ONE/UGTI or BVI having failed to receive all required regulatory approvals or consents with respect to this transaction or as the result of the entering of an order as described in this Agreement; and further provided, however, that the right to terminate this

Agreement under this Section 7.1(d) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before this date.

e.

By either BVI or ONE/UGTI if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 7.2  Procedure Upon Termination.  In the event of termination and abandonment of this Agreement by BVI or UGTI pursuant to Section 7.1, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE VIII

POST-CLOSING AGREEMENTS

Section 8.1  Consistency in Reporting.  Each party hereto agrees that if the characterization of any transaction contemplated in this agreement or any ancillary or collateral transaction is challenged, each party hereto will testify, affirm and ratify that the characterization contemplated in such agreement was the characterization intended by the party; provided, however, that nothing herein shall be construed as giving rise to any obligation if the reporting position is determined to be incorrect by final decision of a court of competent jurisdiction.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1  Survival of Provisions.  The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to Sections 2.12, 3.9 and 9.1. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date. Notwithstanding the foregoing, the parties agree that (i) the aggregate liability of ONE and UGTI for breach by ONE or UGTI of any representation, warranty or covenant in this Agreement shall not exceed, in the aggregate, $500,000 and (ii) the liability of the BVI Shareholders for breach by any of the BVI Shareholders of any representations, warranties or covenants made by them in this Agreement shall not exceed value of shares received by each BVI Shareholder under this Agreement.

Section 9.2  Publicity.  No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.3  Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.4  Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.5  Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to BVI or the BVI Shareholders, to the address set forth on the Signature Pages hereof:

If to ONE/UGTI, to:

Mr. Marius Silvasan, CEO

8525 NW 53rd Terrace

Suite C101

Doral, Florida 33166

USA

with a copy to:

Jerold N. Siegan

Attorney at Law

ARNSTEIN & LEHR LLP

120 South Riverside Plaza

Suite 1200

Chicago, Illinois 60606-3910

Phone: 312.876.7874

Fax: 312.876.6274

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 9.5 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 9.5

Section 9.6  Entire Agreement.  This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.7  Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 9.8  Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9  Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument, notwithstanding that all parties are not signatory to the same counterpart.  The exchange of copies of this Agreement and of signature pages by electronic mail or facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by electronic mail or facsimile shall be deemed to be their original signatures for all purposes.

Section 9.10  Convenience of Forum; Consent to Jurisdiction.  The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Florida located in Dade County, and/or the United States District Court for the Southern District of Florida, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 9.11  Enforcement of the Agreement.  The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12  Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Florida without giving effect to the choice of law provisions thereof.

Section 9.13  Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.14  Further Assurances.  The parties each agree to execute and deliver such further documents and to take all such further actions as shall be necessary or desirable to fully carry out the terms of this Agreement and fully consummate and effect the transactions contemplated hereby.

[THE EXECUTIONS ARE ON THE FOLLOWING SIGNATURE PAGE]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ONE Holdings, Corp.

_________________________________________

By:  Marius Silvasan

Title:  CEO

United Green Technology Inc.

_________________________________________

By:  Marius Silvasan

Title:  CEO

Supreme Discovery Group Limited

_________________________________________

By: ______________________________________

Title:  CEO, Supreme Discovery Group Limited

BVI Shareholder:

_________________________________________

Signature

TANG JIN RONG

Print Name

Address of Shareholder:

_________________________________________

_________________________________________

_________________________________________

BVI Shareholder:

_________________________________________

Signature

LI LI FANG

Print Name

Address of Shareholder:

_________________________________________

_________________________________________

_________________________________________

BVI Shareholder:

_________________________________________

Signature

LI GUO LI

Print Name

Address of Shareholder:

_________________________________________

_________________________________________

_________________________________________

BVI Shareholder:

_________________________________________

Signature

GONG XIAN MU

Print Name

Address of Shareholder:

_________________________________________

_________________________________________

_________________________________________

EXHIBIT A

Name of Shareholder	Number of BVI Shares Being Exchanged	Number of ONE Shares to be Received

TANG JIN RONG LI LI FANG LI GUO LI GONG XIAN MU	30,000 15,000 2,500 2,500	8,256,000 4,128,000 688,000 688,000

Exhibit B

UGTI Shareholders	Number of Shares of Common Stock

One Holdings, Corp.	1,000 shares